UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K/A

____________________

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2019

____________________

Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

____________________

Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)
Registrant’s telephone number, including area code: (860) 435-9801

(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value per share	SAL	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 25, 2019, the Company filed a Current Report on Form 8-K (the “Initial 8-K”) disclosing that the Boards of Directors of Salisbury Bancorp, Inc. (the “Company”) and its subsidiary, Salisbury Bank and Trust Company (the “Bank”), had voted to increase the number of directors from ten to twelve and elected Neila B. Radin and Grace E. Schalkwyk as directors of the Company and the Bank effective November 22, 2019, to fill the vacancies created by the increase. Committee assignments for Ms. Radin and Ms. Schalkwyk had not been determined as of the filing of the Initial Form 8-K. The Company hereby amends the Initial 8-K to include information on committee assignments. Other than providing this additional information, no other disclosure in the Initial 8-K filing is amended by this Form 8-K/A.

On February 28, 2020, effective immediately, the Boards appointed Ms. Radin to the Audit Committee, Executive Committee, Human Resource and Compensation Committee, and Nominating and Governance Committee, having previously determined that she satisfies all applicable requirements to serve on such committees.

Also, on February 28, 2020, effective immediately, the Boards appointed Ms. Schalkwyk to the Audit Committee and Executive Committee, and the Bank’s Board also appointed Ms. Schalkwyk to its ALCO / Investment Committee having previously determined that she satisfies all applicable requirements to serve on such committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: February 28, 2020	By:	/s/ Richard J. Cantele, Jr. Richard J. Cantele, Jr. President and Chief Executive Officer